EXHIBIT 21

                             AMBASE CORPORATION
                             SUBSIDIARY LISTING
                            AS OF DECEMBER 31, 2005



                                                     Jurisdiction                   Percentage Voting
                                                     In Which                       Securities Owned By
Name                                                 Organized                      Immediate Parent
==================================================== ============================== ================================
==================================================== ============================== ================================

AmBase Corporation                                   Delaware                       N/A

     Carteret Bancorp, Inc.                          Delaware                       100%

     Home Capital Services, Inc.                     Delaware                       100%

     Maiden Lane Associates, Ltd.                    Delaware                       100%

     SDG Financial Corp.                             Delaware                       100%




Note:    Interrelationships shown by indentation with 100% ownership unless otherwise indicated.